UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 12, 2021, counsel for Comtech Telecommunications Corp. sent the following letter to counsel for Outerbridge Capital Management, LLC (“Outerbridge”) in response to Outerbridge’s letter dated November 9, 2021:

Kevin J. Perra Member of the Firm d +1.212.969.3454 f 212.969.2900 kperra@proskauer.com www.proskauer.com

November 12, 2021

By Email

Meagan M. Reda, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
mreda@olshanlaw.com

Re: Outerbridge Letter of November 9, 2021

Dear Ms. Reda,

We write in response to your November 9, 2021 letter in which you make two meritless accusations against our client, Comtech Telecommunications Corp. (the “Company”).

First, your assertion that the Company’s October 25, 2021 press release violates Rule 14a-9 of the Securities and Exchange Act is simply false.  The Company’s press release accurately described the rights of the holders of preferred shares to vote side-by-side with the holders of common shares on the election of the director candidate nominated by the holders of preferred shares.  Section 9(a) of the Certification of Designations (which your letter ignores) clearly grants the holders of the preferred stock merely a nomination right rather than an election right.  Section 9(d)(iii), which you have quoted, is plainly inoperative; it purports to apply only in the event there is an “entitlement to elect,” which, as the nomination construct in Section 9(a) makes clear, does not exist.  Furthermore, as I am sure you are aware, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2021, clearly indicates this right to be a “nomination right,” and further describes the voting and consent rights as follows:

“Voting and Consent Rights. Holders of the Series A Convertible Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of the Series A Convertible Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Convertible Preferred Stock, authorizations or issuances of securities of the Company, the payment of dividends other than dividends on Common Stock in the ordinary course consistent with past practice on a quarterly basis in an amount not to exceed the Company’s current dividend rate of $0.10 per share per quarter, related party transactions, repurchases or redemptions of securities of the Company (other than the repurchase of up to $25,000,000 of shares of Common Stock), dispositions of businesses or assets, the incurrence of indebtedness and certain amendments or extensions of the Company’s existing credit facility, in each case, subject to the exceptions and qualifications set forth in the Certificate of Designations.”

Nowhere in this detailed enumeration of the circumstances that give rise to a separate class vote is there a mention of the election of the directors.

Nevertheless, in the interest of transparency and to eliminate any confusion caused by this inoperative provision, the Company filed a Certificate of Correction on November 9, 2021, formally eliminating the inoperative provision from the Certificate of Designations.

Second, as I assume you are aware, press releases containing communications to stockholders relating to the upcoming annual meeting were filed on Form 8-K, and in each case the Company checked the box on the cover page that indicates the filing is “Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)”.  This is consistent with the SEC’s General Instruction A.2 to Form 8-K, which states that checking this box satisfies the filing obligations under Rule 14a-12.  However, in the interest of even greater transparency, the Company is filing all of these press releases, as well as the other contents of the website www.comtechcreates.com, with the SEC as definitive additional materials on Form DEFA14A.

If there are any other technical matters you would like to bring to our attention, please let us know.  The Company expressly reserves all rights and remedies regarding the allegations in your November 9 letter.

Very truly yours,

/s/ Kevin J. Perra

Kevin J. Perra

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.comtechcreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.